Exhibit (10)(iii)(A)(17.8)

AMENDMENT TO

CINCINNATI BELL MANAGEMENT PENSION PLAN

The Cincinnati Bell Management Pension Plan (the “Plan”) is hereby amended, effective as of January 1, 2006 and in order to clarify certain eligibility rules of the Plan, by amending paragraph (b) of Plan Section 2.1.9 in its entirety to read as follows.

(b) Notwithstanding the provisions of paragraph (a) above, a person shall not in any event be considered a “Covered Employee” for any period during which he is or was an ineligible bargained-for or hourly employee. For purposes of the Plan, a person is considered an “ineligible bargained-for or hourly employee” for any period if, and only if, he is during such period either: (1) an Employee of a Participating Company who is a collectively bargained employee (within the meaning of Treas. Reg. section 1.410(b)-6(d)(2)), unless his participation in the Plan is required for such period under a collective bargaining agreement entered into between the Participating Company and the representatives of the applicable collective bargaining unit; or (2) an Employee of a Participating Company who is not a collectively bargained employee (within the meaning of Treas. Reg. section 1.410(b)-6(d)(2)) but whose position is an hourly paid position that is, or at any prior time had been, either subject to automatic wage progression or a position the holder of which would be eligible to participate in the Cincinnati Bell Pension Plan (another defined benefit pension plan sponsored by the Company) upon the meeting of any applicable minimum age and/or service requirements of such plan. In addition, for purposes of the Plan, a person shall still be considered an “ineligible bargained-for or hourly employee” for any period during which he is or was temporarily promoted from an ineligible bargained-for or hourly employee position to another position for one year or less.

IN ORDER TO EFFECT THE FOREGOING PLAN CHANGE, the Plan’s sponsor, Cincinnati Bell Inc., has caused its name to be subscribed to this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	V.P. General Counsel & Secretary
Date:	11-21-06